Kayne Anderson Energy Development Company Announces Financial Results for the Quarter Ended May 31, 2008

HOUSTON, TX -- July 7, 2008 -- (NYSE: KED) -- Kayne Anderson Energy Development Company (the "Company") today announced its financial results for the quarter ended May 31, 2008.

HIGHLIGHTS

--  The Company increased its quarterly dividend to $0.42 per share
--  Net asset value: $23.51 per share as of May 31, 2008
--  Net investment loss: $1.5 million for the quarter
--  Net realized gains: $0.9 million for the quarter
--  Net increase in unrealized gains: $5.8 million for the quarter

"This was a very positive quarter in terms of the developments at several of our private MLPs," stated Kevin McCarthy, CEO and President. "Unfortunately, a portion of those gains were offset by poor performance by our investment in ProPetro and a decline in value of our public MLP investments. We expect continued positive developments at our private MLPs over the next several quarters and are working hard to improve the performance at ProPetro."

PORTFOLIO AND INVESTMENT ACTIVITY

As of May 31, 2008, the Company had long-term investments of $306.2 million and a net asset value of $236.8 million. The Company's long-term investments consisted of 57 portfolio companies, which were comprised of 82% in equity securities and 18% in fixed income securities.

Since the beginning of the fiscal year, the percentage of fixed income securities has declined, which is consistent with the Company's plans to reconfigure its portfolio to increase the percentage of equity securities as a result of its election to no longer be treated as a Regulated Investment Company, or RIC.

In anticipation of investing a greater portion of its portfolio in private MLPs, the Company reduced its holdings in traded second lien debt by $20.8 million since the beginning of the fiscal year. These sales of fixed income securities enabled the Company to reduce its borrowings under the Senior Secured Revolving Credit Facility from $85.0 million on November 30, 2007 to $68.0 million on May 31, 2008. In addition, the Company had $7.3 million invested in short-term repurchase agreements as of May 31, 2008. The Company anticipates utilizing the proceeds from the repurchase agreements and additional borrowings to make new investments during the third quarter.

NET ASSET VALUE

On May 31, 2008, the Company's NAV per share was $23.51, which represents an increase of $0.10 or 0.4% from its NAV of $23.41 on February 29, 2008. The increase in NAV was principally the result of unrealized gains in the Company's portfolio of private MLPs ($20.5 million pre-tax), offset by an unrealized loss on the Company's ProPetro investment ($10.2 million pre-tax) and unrealized losses on the Company's portfolio of publicly traded MLPs ($2.4 million pre-tax).

DIVIDENDS

On July 1, 2008, the Company declared a dividend of $0.42 per share for the quarter ended May 31, 2008. This dividend represents the Company's sixth consecutive increase of its dividend since its initial, partial dividend of $0.22 per share (which equated to a quarterly dividend of $0.28 per share) that was paid on January 12, 2007. The Company has increased its dividend by 5% over last twelve months.

RESULTS OF OPERATIONS - QUARTER ENDED MAY 31, 2008

Total investment income for the period was $1.2 million and consisted primarily of $1.0 million in interest income on the Company's fixed income investments and repurchase agreements. The Company earned $4.9 million of cash dividends and distributions, of which $4.7 million was treated as a return of capital, during the period. The Company's investment income declined by $1.1 million compared to the first fiscal quarter because it elected to no longer accrue interest on its ProPetro investment.

Total operating expenses for the period were $3.6 million, including $1.3 million of base investment management fees, $0.9 million for interest expense and $0.6 million for other operating expenses. Base investment management fees were equal to an annual rate of 1.75% of average total assets. Operating expenses also included a bad debt expense of $0.8 million which relates to interest accrued on the Company's ProPetro investment during the first fiscal quarter of 2008.

Net investment loss totaled $1.5 million and included $0.9 million of deferred income tax benefit.

Net realized gains were $0.9 million, consisting of realized gains from investments of $1.4 million and a deferred income tax expense of $0.5 million.

The net increase in unrealized gains was $5.8 million, consisting of unrealized gains from investments of $9.2 million and a deferred income tax expense of $3.4 million. Significant unrealized gains on the Company's private MLPs were partially offset by unrealized losses on its ProPetro investment and its public MLP portfolio.

The Company's net increase in net assets resulting from operations for the period was $5.2 million. This increase is composed of net unrealized gains of $5.8 million; net realized gains of $0.9 million and net investment loss of $1.5 million as noted above.

LIQUIDITY AND CAPITAL RESOURCES

The Company had approximately $7.3 million and $1.4 million invested in short-term repurchase agreements as of May 31, 2008 and July 3, 2008, respectively. As of May 31, 2008, the Company had borrowed $68.0 million (with $32.0 million remaining available) under its credit facility. On July 3, 2008, the Company had borrowed $69.0 million (with $31.0 million remaining available) under its credit facility.

GUIDANCE

Based on the Company's portfolio and average yields as of July 3, 2008, we estimate dividends, distributions, and interest income will be approximately $5.8 million per quarter. It is important to note that this estimate does not include interest income from the ProPetro investment, as we do not anticipate receiving a cash interest payment during the third fiscal quarter of 2008. Such estimate does not reflect any changes in cash distributions made by MLPs or changes in interest rates based on the movement in LIBOR rates.

                                        Amount
                                        Invested        Average
Portfolio Category                   ($ in millions)   Yield(1)(2)
------------------                    -------------    ----------
Public MLPs and MLP Affiliates            $ 84.6           8.0%
Private MLPs (including warrants)         $166.8           7.9%
Fixed Income(3)                           $ 34.1           8.9%
Repurchase Agreements                     $  1.4           2.1%

  (1) Average yields include return of capital distributions.  Return of capital distributions are reported as a reduction to gross dividends and distributions to arrive at net investment income reported under generally accepted accounting principles.
  (2) Average yields for Public MLPs and MLP Affiliates are based on the most recently declared distributions as of July 3, 2008.  Amount invested and average yields for Private MLPs are based on May 31,
      2008 valuations and distribution rates.
  (3) The amount invested and average yield excludes the Company's
      ProPetro investment.

Base Management Fees and Other Operating Expenses - Base management fees are estimated to be approximately $1.3 million per quarter. Other operating expenses are estimated to be approximately $0.6 million a quarter.

Interest Expense - Based on $69.0 million borrowed under the Company's Senior Secured Revolving Credit Facility as of July 3, 2008, interest expense is estimated to be approximately $0.7 million per quarter assuming a LIBOR rate of 2.46%.

The Company does not provide guidance on realized gains or incentive management fees. The Company had after-tax realized gains of $0.9 million and incurred no incentive management fees for the quarter ended May 31, 2008.

As of July 3, 2008, the Company's debt-to-total-asset ratio was approximately 22%, which is significantly lower than the Company's target debt-to-total-assets ratio of 30%. The Company anticipates increasing its investments by $20 million during the remainder of the third fiscal quarter of 2008. The Company anticipates these new investments will include an additional equity investment in VantaCore ($12.5 million) and a private senior secured debt investment in a Canadian oil sands producer ($7.5 million). Such investments will be funded with repurchase agreements and borrowings under the Company's credit facility.

Distribution and interest income from these investments is expected to be approximately $0.6 million per quarter. However, since the timing of these investments is uncertain, these securities will not earn a full quarter of income during the third fiscal quarter of 2008. To the extent such investments are funded with borrowings, the Company will incur interest expense from the date of such investment.

CONFERENCE CALL

The Company will host a conference call at 10:00 a.m., Eastern time, on Tuesday, July 8, 2008 to discuss its results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 563 - 8315 approximately 5-10 minutes prior to the call. International callers should dial (706) 679 - 4383. All callers should reference "Conference ID #53751460." For the convenience of the Company's stockholders, an archived replay of the call will be available in the Investor Relations section of the Company's website (http://www.kaynefunds.com/Ked.htm).

ABOUT KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

AVAILABLE INFORMATION

The Company's filings with the Securities and Exchange Commission, press releases and other financial information are available on the Company's website at www.kaynefunds.com.

                 KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
             CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
          (amounts in 000's, except share and per share amounts)

                                                    May 31,
                                                     2008      November 30,
                                                  (Unaudited)      2007
                                                  -----------  -----------
ASSETS
  Investments, at fair value:
    Non-affiliated (Cost -- $175,336 and
     $195,941, respectively)                      $   167,547  $   205,811
    Affiliated (Cost -- $109,122 and $114,172,
     respectively)                                    138,631      120,891
  U.S. Treasury Bills, at fair value (Cost -- $0
   and $14,251, respectively)                              --       14,250
  Repurchase agreements (Cost -- $7,277 and
   $10,769, respectively)                               7,277       10,769
                                                  -----------  -----------
  Total investments (Cost -- $291,735 and
   $335,133, respectively)                            313,455      351,721
  Deposits with brokers                                   122          121
  Receivable for securities sold                          275          766
  Interest, dividends and distributions
   receivable, net                                        367        1,515
  Debt issuance costs, prepaid expenses and other
   assets                                                 924        1,264
                                                  -----------  -----------
    Total Assets                                      315,143      355,387
                                                  -----------  -----------

LIABILITIES
  Senior secured revolving credit facility             68,000       85,000
  Treasury secured revolving credit facility               --       14,000
  Payable for securities purchased                        246        6,967
  Investment management fee payable                     1,348        1,355
  Accrued directors’ fees and expenses                     76           78
  Accrued expenses and other liabilities                  974          863
  Deferred tax liability                                7,729        1,991
                                                  -----------  -----------
    Total Liabilities                                  78,373      110,254
                                                  -----------  -----------
NET ASSETS                                        $   236,770  $   245,133
                                                  ===========  ===========

NET ASSETS CONSIST OF
  Common stock, $0.001 par value (200,000,000
   shares authorized at May 31, 2008 and November
   30, 2007; 10,072,321 and 10,050,446 shares
   issued and outstanding at May 31, 2008 and
   November 30, 2007, respectively)               $        10  $        10
  Paid-in capital                                     223,776      231,535
  Accumulated net investment loss, net of income
   taxes, less dividends                               (2,600)        (409)
  Accumulated net realized gains (losses) on
   investments, net of income taxes                     2,172          (19)
  Net unrealized gains on investments, net of
   income taxes                                        13,412       14,016
                                                  -----------  -----------
NET ASSETS                                        $   236,770  $   245,133
                                                  ===========  ===========

NET ASSET VALUE PER SHARE                         $     23.51  $     24.39
                                                  ===========  ===========

                 KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
                   CONSOLIDATED STATEMENT OF OPERATIONS
                             (amounts in 000's)
                                 (UNAUDITED)

                                    Three Months Ended   Six Months Ended
                                    ------------------  ------------------
                                     May 31,   May 31,   May 31,   May 31,
                                      2008      2007      2008      2007
                                    --------  --------  --------  --------
INVESTMENT INCOME
  Income
    Dividends and Distributions:
      Non-affiliated investments    $  2,225  $    700  $  4,260  $  1,497
      Affiliated investments           2,640     1,136     5,082     1,218
                                    --------  --------  --------  --------
        Total dividends and
         distributions                 4,865     1,836     9,342     2,715
    Return of capital                 (4,697)   (1,647)   (9,019)   (2,438)
                                    --------  --------  --------  --------
    Net dividends and distributions      168       189       323       277
    Interest:
      Non-affiliated investments         938     2,774     3,234     5,476
      Affiliated investments              83        42       288        42
                                    --------  --------  --------  --------
        Total interest                 1,021     2,816     3,522     5,518
                                    --------  --------  --------  --------
      Total investment income          1,189     3,005     3,845     5,795
                                    --------  --------  --------  --------

  Expenses
    Base investment management fees    1,344     1,119     2,724     2,177
    Incentive investment management
     fees                                 --       232        --       409
    Bad debt expense                     830        --       830        --
    Professional fees                    230       252       490       408
    Directors’ fees                       92        74       164       137
    Administration fees                   93        58       148       114
    Insurance                             38        40        75        78
    Custodian fees                        21        17        41        32
    Other expenses                        96        21       279       169
                                    --------  --------  --------  --------
      Total Expenses -- Before Base
       Investment Management Fee
       Waivers and Interest Expense    2,744     1,813     4,751     3,524
    Base investment management fee
     waivers                              --      (319)       --      (622)
    Interest expense                     862        --     2,546        --
                                    --------  --------  --------  --------
      Total Expenses                   3,606     1,494     7,297     2,902
                                    --------  --------  --------  --------
        Net Investment Income
         (Loss) - Before Income
         Taxes                        (2,417)    1,511    (3,452)    2,893
        Deferred income tax benefit      899        57     1,296        98
                                    --------  --------  --------  --------
        Net Investment Income (Loss)  (1,518)    1,568    (2,156)    2,991
                                    --------  --------  --------  --------

REALIZED AND UNREALIZED GAINS
 (LOSSES)
  Net Realized Gains
    Investments                        1,403     2,243     3,489     3,144
    Deferred income tax expense         (522)       --    (1,298)       --
                                    --------  --------  --------  --------
      Net Realized Gains                 881     2,243     2,191     3,144
                                    --------  --------  --------  --------

  Net Change in Unrealized Gains
   (Losses)
    Investments                        9,229     4,822     5,133    12,912
    Deferred income tax expense       (3,433)     (336)   (1,909)     (350)
    Deferred income tax expense --
     conversion to a taxable
     corporation                          --        --    (3,828)       --
                                    --------  --------  --------  --------
      Net Change in Unrealized
       Gains (Losses)                  5,796     4,486      (604)   12,562
                                    --------  --------  --------  --------
        Net Realized and Unrealized
         Gains                         6,677     6,729     1,587    15,706
                                    --------  --------  --------  --------

NET INCREASE (DECREASE) IN NET
 ASSETS RESULTING FROM OPERATIONS   $  5,159  $  8,297  $   (569) $ 18,697
                                    ========  ========  ========  ========

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

Contacts:

KA Fund Advisors, LLC
Monique Vo
888-533-1232
http://www.kaynefunds.com